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                                                                      EXHIBIT 11

                 GREATER BAY BANCORP ANNUAL REPORT ON FORM 10-K
          EXHIBIT 11--STATEMENTS RE COMPUTATION OF EARNINGS PER SHARE

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
                                                  YEARS ENDED DECEMBER 31,
                                             -----------------------------------
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT
PER SHARE AMOUNTS)                            1997    1996   1995   1994   1993
----------------------------------------     ------- ------ ------ ------ ------
BASIC EARNINGS PER SHARE:
Income available to common shareholders....  $10,013 $5,338 $4,817 $3,930 $3,075
Weighted average common shares outstanding.    3,974  3,804  3,542  3,304  3,116
                                             ------- ------ ------ ------ ------
Basic earnings per share...................  $  2.51 $ 1.40 $ 1.36 $ 1.19 $ 0.99
                                             ======= ====== ====== ====== ======
DILUTED EARNINGS PER SHARE:
Income available to common shareholders....  $10,013 $5,338 $4,817 $3,930 $3,075
Weighted average common shares outstanding.    3,974  3,804  3,542  3,304  3,116
Effect of dilutive securities..............      348    293    240    314    419
                                             ------- ------ ------ ------ ------
Weighted average common and common
 equivalent shares outstanding.............    4,322  4,097  3,782  3,618  3,535
                                             ------- ------ ------ ------ ------
Diluted earnings per share.................  $  2.32 $ 1.30 $ 1.27 $ 1.09 $ 0.87
                                             ======= ====== ====== ====== ======
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